                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the inclusion in the Registration Statement on Form S-1 of Lehman Brothers Holdings Inc. and the related prospectuses of our report dated February 3, 1994, except for Note 2 as to which the date is April 4, 1994.



     Our audits also included the financial statement schedules of Lehman Brothers Holdings Inc. and Subsidiaries listed in Item 16(b). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.


                                                    Ernst & Young

New York, New York
April 28, 1994